UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets

Sale and Leaseback Transaction

On October 31, 2014 and November 5, 2014, Diversified Restaurants Holdings, Inc. (the “Company”) closed on its previously announced sale and leaseback transaction with Spirit Master Funding IX, LLC (“Purchaser”) with regard to seven of the 12 properties that are subject to the transaction, as reflected in the table below.

Real Estate Subsidiary	Associated Restaurant	Closing Date
Avon Burgers Real Estate, Inc.	Avon Bagger Dave’s Restaurant	Closed 10/31/2014
Greenwood Burgers Real Estate, Inc.	Greenwood Bagger Dave’s Restaurant	Closed 10/31/2014
Westfield Burgers Real Estate, Inc.	Carmel Bagger Dave’s Restaurant	Closed 10/31/2014
AMC Canton Real Estate, Inc.	Canton Bagger Dave’s Restaurant*
Cascade Burgers Real Estate, Inc.	Cascade Bagger Dave’s Restaurant	Closed 10/31/2014
AMC Birch Run Real Estate, Inc.	Birch Run Bagger Dave’s Restaurant*
AMC Birch Run Real Estate, Inc.	Birch Run Buffalo Wild Wings Restaurant*
AMC Bagley Real Estate, Inc.	Gaylord Buffalo Wild Wings Restaurant	Closed 11/5/2014
Ansley Group, L.L.C.	Clinton Township Buffalo Wild Wings Restaurant	Closed 11/5/2014
MCA Enterprises Brandon, Inc.	Brandon Buffalo Wild Wings Restaurant	Closed 11/5/2014
AMC Hammond Real Estate, Inc.	Hammond Buffalo Wild Wings Restaurant*
AMC Wesley Chapel Real Estate, Inc.	Wesley Chapel Buffalo Wild Wings Restaurant*

*Under construction

The aggregate sales price for the properties closed to date was approximately $13.1 million. The Company plans to use approximately $5.0 million of the proceeds to pay down debt, including $1.9 million to retire mortgages on its Brandon Buffalo Wild Wings property and $3.1 million to pay down its development line of credit. The Company intends to use the remaining proceeds from the transaction to fund growth capital.

At the closing for each of the properties identified above, the Purchaser assumed the leases with the applicable wholly-owned subsidiaries of the Company for the existing structure. The Form of Lease utilized for each of the leases is attached as Exhibit 2.3. Initial annual base rent obligations under the leases range from $68,280 to $194,250, and will be approximately $950,000 in the aggregate. Each of the leases was amended prior to closing to ensure its triple net nature, to adjust the term of the lease to 15 years with four, five-year extension options and to provide for base rent adjustments of 10% every five years during the base and extension terms. The Form of Lease Amendment is attached as Exhibit 2.4. Lease payments are guaranteed by the Company.

Closing on the remaining properties, all of which remain under construction, is anticipated to occur upon completion of the construction, subject to customary diligence by Purchaser and satisfaction of other conditions precedent to closing.

The above summary of the transaction is not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, Amendment to the Purchase Agreement, the Form of Lease, and Form of Lease Amendment copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.                Description

2.1	Purchase and Sale Agreement dated as of October 6, 2014
2.2	Amendment to Purchase and Sale Agreement dated as of October 30, 2014
2.3	Form of Lease
2.4	Form of Lease Amendment

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: November 6, 2014	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.                   Description

2.1	Purchase and Sale Agreement dated as of October 6, 2014
2.2	Amendment to Purchase and Sale Agreement dated as of October 30, 2014
2.3	Form of Lease
2.4	Form of Lease Amendment

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